ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller, Secretary of State, State of Nevada
Document Number: 20140782363-56
Filing Date and Time: 11/26/2014 3:03 PM
Entity Number: E0598372014-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: APPOINTMED, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CORPORATE DIRECT, INC. (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value*: 110000000 — Par value per share: $ 0.001 — Number of shares *without par value*: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) MAKSIM SMIRNOV (Name)
2248 MERIDIAN BLVD STE H (Street Address) — MINDEN (City) — NV (State) — 89423 (Zip Code)

2) (Name)
(Street Address) — (City) — (State) — (Zip Code)

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

GENESIS NAVARRETE (Name) — X GENESIS NAVARRETE (Incorporator Signature)

2248 MERIDIAN BLVD STE H (Address) — MINDEN (City) — NV (State) — 89423 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CORPORATE DIRECT, INC. (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 11/26/2014 (Date)

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

APPOINTMED, INC.

KNOW ALL BY THESE PRESENTS:

That the undersigned, desiring to be incorporated as a Corporation in accordance with the laws of the State of Nevada, hereby certifies and adopts the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereinafter become members of this Corporation and who may hold stock therein.

ARTICLE I

The name of the Corporation is:

APPOINTMED, INC.

ARTICLE II

The name and address of the resident agent of the Corporation is:

CORPORATE DIRECT, INC.
2248 Meridian Blvd., Suite H
Minden, Nevada 89423

Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada as may from time to time be determined by the Board of Directors.

ARTICLE III

The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

ARTICLE IV

The authorized capital stock of this Corporation is 100,000,000 shares of common stock with full voting rights with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share.

Pursuant to NRS 78.385 and NRS 78.390, and any successor statutory provisions, the Board of Directors is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter any current or additional classes or series of this Corporation's capital stock by a board resolution amending these Articles, in the Board of Directors' sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78.207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority of shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any share of any class or series would be materially or adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing an amendment with the Office of the Secretary of State of Nevada.

The Board of Directors is authorized to increase its capital stock by amendment to these Articles.

The capital stock of this Corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the Corporation.

ARTICLE V

Members of the governing Board shall be known and styled as "Directors" and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the Bylaws.

The name and address of the first Board of Directors is as follows:

Maksim Smirnov
2248 Meridian Blvd., Suite H
Minden, Nevada 89423

The number of members of the Board of Directors shall not be less than one (1) or more than thirteen (13).

The officers of the Corporation shall be a President, Secretary, and Treasurer. The Corporation may have such additional officers as may be determined from time to time in accordance with the Bylaws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the Bylaws and laws of the State of Nevada. Any person may hold two (2) or more offices in this Corporation.

ARTICLE VI

The Corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereafter be provided by law for corporations in the State of Nevada.

ARTICLE VII

No stockholder shall be liable for the debts of the Corporation beyond the amount that may be due or unpaid upon any share or shares of stock of this Corporation owned by that person.

ARTICLE VIII

Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulative voting rights.

ARTICLE IX

The Directors shall have the powers to make and alter the Bylaws of the Corporation. Bylaws made by the Board of Directors under the powers so conferred may be altered, amended, or

repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

ARTICLE X

The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444, inclusive, and successor statutory provisions.

ARTICLE XI

The Corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agent of the Corporation incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Corporation if it is

ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the Corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Corporation, if a final adjudication establishes that the persons' acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

ARTICLE XII

The name and address of the incorporator of this Corporation is:

Genesis Navarrete
2248 Meridian Blvd., Suite H
Minden, Nevada 89423

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of AppointMed, Inc.

GENESIS NAVARRETE